Exhibit 99.1

IMMEDIATE RELEASE

Natur International Acquires Controlling Interest in U.S.-based Temple Turmeric Beverages

Share Natur, a Eurasian functional product company, adds the wellness of turmeric-based beverages offered by Temple, as platform for expanding their offering

Amsterdam, The Netherlands – July 31, 2019 - Natur International Corp., (OTCQB: NTRU) a “farm-to-functional” producer of natural and organic plant-based foods and beverages including full and broad spectrum CBD (cannabinoid) and terpene-blended consumer products, today announced the closing of a transaction to acquire the controlling interest in Temple Turmeric, Inc. from Dunn’s River Brands. Founded in 2009, Brooklyn, NY-based Temple Turmeric Beverages’ mission brings the highest quality turmeric to the world by pioneering the first turmeric-based ready to drink beverage line.

Temple Turmeric has driven consumer understanding and demand for turmeric as it has become more widely consumed throughout this decade. Most recently, the company added adaptogenic herbs and ancient superfood formulations to their original beverages.

Adam Litvack, President of Temple Turmeric, stated, “Temple is focused on today’s individual who is more determined to achieve the impossible, and we believe that our product is liquid vitality to fuel the power within an individual. Temple focuses on feeding a body with liquid vitality made with organic natural ingredients and adaptogens to keep a person rooted in vitality.”

Natur International Corp. plans to capitalize on the synergies of Temple’s strong presence in New York and Los Angeles, in addition to recently announced agreements that expand Temple’s distribution to an additional 1,750 outlets. Paul Bartley, CEO of Share Natur, added, “This is an excellent opportunity to participate in the vibrant U.S. health and wellness beverage space by anticipating the opportunity to expand our portfolio with these fine products in the E.U. and Chinese markets. Our company welcomes the Temple team and the launch of select European and U.S. products as a complement to our portfolio.”

About Temple Turmeric LLC

At Temple, we produce every product with self-optimization, performance and recovery in mind. We believe in total vitality and living in an optimized state, physically, spiritually and psychologically. No matter what walk of life you come from or where you aspire to go, you deserve to feel good, young and light.

Organic adaptogens are fundamental to our formulation philosophy, for thousands of years they have proven to reduce stress and fatigue while enhancing mood, immune function, libido, circulation and energy. With gratitude, we give you the world’s most delicious and powerful, handcrafted functional beverages. Visit the website at https://drinktemple.com/

About Natur International Corp.

Natur, founded in 2015 to market “farm-to-functional” natural and organic plant-based foods and beverages, expanded its product portfolio this past year to include full and broad spectrum CBD (cannabinoid) and terpene-blended consumer products. With the portfolio expansion, Natur is moving swiftly to place relevant consumer goods in multiple health and wellness categories including food and beverage, snacks, health and beauty, supplements, sports and animal care. Natur personalizes nutrition and strives to enhance one’s quality of life by utilizing the forces of nature.

Natur applies the most advanced and emerging hi-tech health methodologies as it markets nutritious, delicious and fresh-tasting products. By applying innovative technologies to the breeding of its plant sources, the extraction of its ingredients, and delicate shelf life extension, Natur ensures the peak of freshness, and supplies nutrient- dense products that are superior to competitors’ offerings. The company remains astute to relevant “snackification” trends and goes to market through Europe’s leading retailers, foodservice partners and online eCommerce subscription models. Visit the website at www.int.natur.eu.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties, some of which are described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K, which can be found on the SEC’s website at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

PCG Advisory Inc.

Jeff Ramson

+16468636893

jramson@pcgadvisory.com

Or

Laurens Felderhof

CMO, Natur

+31639262609

ir@natur.eu